EXHIBIT 99.2

POWER OF ATTORNEY

Effective February 14, 2007 each of the undersigned (each a “Grantor” and together the “Grantors”) does hereby make, constitute and appoint each of James E. Stevenson, Jr. and Jeffrey Elburn, (and any other individual designated in writing by one of the attorneys-in-fact), acting individually, such Grantor’s true and lawful attorney, to execute and deliver in its name and on its behalf whether the Grantor is acting individually or as representative of others, any and all filings required to be made by the Grantor under the Securities Exchange Act of 1934, (as amended, the “Act”), with respect to securities which may be deemed to be beneficially owned by the Grantor under the Act, giving and granting unto each said attorney-in-fact power and authority to act in the premises as fully and to all intents and purposes as the Grantor might or could do if personally present (if the Grantor is an individual) or by one of its authorized signatories (if the Grantor is an entity), hereby ratifying and confirming all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

THIS POWER OF ATTORNEY shall remain in full force and effect until either revoked in writing with respect to a Grantor by such Grantor or until such time as the person or persons to whom power of attorney has been hereby granted cease(s) to be a member / partner of ABS Partners IV, LLC or one of its affiliates.

ABS Capital Partners IV, L.P.		By:	/s/ Donald B. Hebb, Jr.
By:	ABS Partners IV, L.L.C.	Name:	Donald B. Hebb, Jr.
Its General Partner
By:	/s/ James E. Stevenson, Jr.
Name:	James E. Stevenson, Jr.	By:	/s/ Timothy T. Weglicki
Title:	Managing Member	Name:	Timothy T. Weglicki
ABS Capital Partners IV-A, L.P.
By:	ABS Partners IV, L.L.C.	By:	/s/ John D. Stobo, Jr.
	Its General Partner	Name:	John D. Stobo, Jr.
By:	/s/ James E. Stevenson, Jr.
Name:	James E. Stevenson, Jr.	By:	/s/ Phillip A. Clough
Title:	Managing Member	Name:	Phillip A. Clough
ABS Capital Partners IV-Offshore, L.P.
By:	ABS Partners IV, L.L.C.	By:	/s/ Frederic G. Emry
	Its General Partner	Name:	Frederic G. Emry
By:	/s/ James E. Stevenson, Jr.
Name:	James E. Stevenson, Jr.	By:	/s/ Ashoke Goswami
Title:	Managing Member	Name:	Ashoke Goswami
ABS Capital Partners IV-Special Offshore, L.P.
By:	ABS Partners IV, L.L.C.	By:	/s/ Ralph S. Terkowitz
	Its General Partner	Name:	Ralph S. Terkowitz
By:	/s/ James E. Stevenson, Jr.	By:	/s/ Laura L. Witt
Name:	James E. Stevenson, Jr.	Name:	Laura L. Witt
Title:	Managing Member
ABS Partners IV, L.L.C.
By:	/s/ James E. Stevenson, Jr.
Name:	James E. Stevenson, Jr.
Title:	Managing Member